Exhibit 99.1

Butterfly Network Reports Fourth Quarter 2022 Financial Results

Progress on key initiatives sets the stage for 2023

Burlington, MA., and New York, NY, February 28, 2023 -- Butterfly Network, Inc. (NYSE: BFLY) (“Butterfly”), a digital health company transforming care with handheld, whole-body ultrasound, today announced financial results for the quarter ended December 31, 2022, and provided a business update.

Highlights

●	Reported total revenue of $19.0 million for the fourth quarter ended December 31, 2022, flat to the fourth quarter ended December 31, 2021. Total Revenue of $73.4 million for the full year ended December 31, 2022, which represented 17.3% growth compared to the full year ended December 31, 2021.
●	This year we introduced Butterfly’s “Cloud 2.0” software, a launch that included several new product features and a Proficiency Management Solution for our Blueprint platform, that makes it even easier to manage your workflows and analysis across an institution.
●	We added nearly a dozen new Blueprint accounts in Q4, including large systems like Hennepin County, Indiana and University Hospital Bonn in addition to established users (e.g., University of Rochester Medical Center, Mayo, Stanford, UCLA, Denver Health and many more).
●	During the year, we successfully rolled out thousands of Butterfly iQ+ devices and our Butterfly Blueprint enterprise platform at the University of Rochester Medical Center, and we were also able to deploy the comprehensive system-wide Butterfly Blueprint solution in only 14 days at the University of Maryland.
●	In Q4, we continued to make progress on a first-of-its-kind clinical study, with the John Muir Cardiovascular Institution Research department, to evaluate a novel tool developed by Butterfly to provide novice clinicians—and patients—with the ability to assess pulmonary congestion themselves.
●	We completed the largest Global Health deployment of handheld imaging in the world with the Gates Foundation in Sub-Saharan Africa. Within 10 weeks we trained a cohort of 500 midwives in Kenya to perform life-saving obstetric scans and will train another 500 midwives in S. Africa.
●	During the year, we launched and announced distribution partnerships in a number of new and compelling international markets; including the UAE, India, Israel, and South Africa, among other geographies - unlocking millions of additional customers that we can target and sell to going forward.
●	This quarter, our Veterinary teams not only expanded our previously announced partnerships with Texas Tech University and Petco, but also started new educational and commercial partnerships in Australia and Canada. In less than 2 years since launching our Veterinary business, Butterfly is already becoming part of the standard physical exam in Veterinary Medicine.
●	We tightly managed our expenses during the quarter leading to a monthly cash use of approximately $10 million in the fourth quarter – down from over $18 million in the first half.

Dr. Jonathan Rothberg, Butterfly’s Founder, Chairman and Interim CEO of Butterfly Network. “Since launching Butterfly commercially several years ago, our solution has touched the lives of millions of patients and is being used by tens of thousands of practitioners across the globe each and every day. From the most sophisticated health systems in the US and Europe, to the most remote conflict areas like Ukraine and acute crises, like the recent earthquake in Turkey and Syria, practitioners are embracing the power of Butterfly and using it to transform the way they deliver care.” Rothberg continued “It is therefore no surprise that the broader industry and competitors alike are taking note of the progress Butterfly is making, and our winning strategy. Just last month, The New Yorker published an article entitled “Could Ultrasound Replace the Stethoscope?”, in which the author cited how recent advances in “chip-based” technology and AI have finally made it a powerful diagnostic tool capable of transforming healthcare globally.”

Guidance

We are expecting full year 2023 revenue growth in the high teens to low 20 percent range with the expectation that the second half of the year will be stronger than the first half. More specifically, for the first quarter we are expecting flat to slightly higher revenue compared to 2022. However, due to the savings actions taken in Q3 and additional cost reduction initiative in January 2023, we will reduce our cash outlay by approximately $60 million in 2023. As a result, we expect full year adjusted EBITDA loss in the range of $95 million - $85 million compared to the adjusted EBITDA loss of $140.0 million in 2022.

Fourth Quarter 2022 Financial Results

Fourth quarter total revenue of $19.0 million was flat from $19.0 million in the fourth quarter of 2021. Product revenue decreased 12.2% to $12.7 million from $14.4 million in the fourth quarter of 2021. Software and other services revenue increased 38.3% to $6.3 million from $4.6 million in the fourth quarter of 2021.

Gross profit for the fourth quarter of 2022 was $9.6 million, compared to gross profit of $7.5 million in the fourth quarter of 2021. Adjusted gross profit was $10.3 million for the fourth quarter of 2022, compared to an adjusted gross profit of $7.5 million in the fourth quarter of 2021.

Total gross margin for the quarter was 50.3%, compared to 39.7% in the fourth quarter of 2021. Adjusted gross margin was 54.5%, compared to 39.7% in the fourth quarter of 2021.

Total operating expenses for the quarter were $58.6 million, compared to $52.8 million in the fourth quarter of 2021, representing an increase of 10.8% primarily due to higher stock-based compensation and CEO transition costs compared to the fourth quarter of 2022.

Net loss for the fourth quarter of 2022 was $33.7 million, compared to a net loss of $15.2 million during the fourth quarter of 2021. Adjusted EBITDA was a loss of $29.3 million during the fourth quarter of 2022, compared to a loss of $35.6 million in the fourth quarter of 2021.

Cash, cash equivalents, restricted cash and marketable securities were $242 million as of December 31, 2022.

A reconciliation of Adjusted EBITDA to net loss, Adjusted gross profit to gross profit, and Adjusted gross margin to gross margin for the three months ended December 31, 2022 and 2021, is provided in the financial schedules that are part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Non-GAAP Financial Measures.”

Conference Call

A conference call to review the fourth quarter 2022 financial results and provide a business update is scheduled for February 28, 2023, at 8:30 am Eastern Time. Interested parties may access the conference call by dialing +1(844) 200-6205 (U.S.) or +1 (929) 526-1599 (Outside U.S.) and referencing Access Code: 741669. Additionally, a link to a live webcast of the call will be available in the Investors section of Butterfly's website.

About Butterfly Network, Inc.

Founded by Dr. Jonathan Rothberg in 2011 and listed on the New York Stock Exchange through a business combination with Longview Acquisition Corp., Butterfly created the world's first handheld, single probe whole-body ultrasound system using semiconductor technology, the Butterfly iQ+. Butterfly's mission is to democratize medical imaging and contribute to the aspiration of global health equity, making high-quality ultrasound affordable, easy-to-use, globally accessible, and intelligently connected, including for the 4.7 billion people around the world lacking access to ultrasound. Through its proprietary Ultrasound-on-Chip™ technology, Butterfly is paving the way for earlier detection and remote management of health conditions around the world. The Butterfly iQ+ can be purchased online today by healthcare practitioners in the United States, Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, the Netherlands, New Zealand, Norway, Poland, Portugal, Spain, Sweden, Switzerland, and the United Kingdom.

Butterfly iQ+ is a prescription device intended for trained healthcare professionals only.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), the Company provides additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin. The Company presents non-GAAP financial measures in order to assist readers of its condensed consolidated financial statements in understanding the core operating results that its management uses to evaluate the business and for financial planning purposes. The Company’s non-GAAP financial measures, Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin, provide an additional tool for investors to use in comparing our financial performance over multiple periods.

Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin are key performance measures that the Company’s management uses to assess our operating performance. These non-GAAP measures facilitate internal comparisons of the Company’s operating performance on a more consistent basis. The Company uses these performance measures for business planning purposes and forecasting. The Company believes that Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin enhance an investor’s understanding of the Company’s financial performance as they are useful in assessing its operating performance from period-to-period by excluding certain items that the Company believes are not representative of its core business.

Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin may not be comparable to similarly titled measures of other companies because they may not calculate these measures in the same manner. Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. When evaluating the Company’s performance, you should consider Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin alongside other financial performance measures prepared in accordance with GAAP, including net loss, gross profit, and gross margin.

The non-GAAP financial measures do not replace the presentation of the Company’s GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. In this press release, the Company has provided a reconciliation of Adjusted EBITDA to net loss, Adjusted gross profit to gross profit, and Adjusted gross margin to gross margin, the most directly comparable GAAP financial measures. A reconciliation of Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin to corresponding GAAP measures is not available on a forward-looking basis because the Company is unable to predict with reasonable certainty the non-cash component of employee compensation expense, changes in its working capital needs, variances in its supply chain, the impact of earnings or charges resulting from matters the Company considers not to be reflective, on a recurring basis, of its ongoing operations, and other such items without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP. Management strongly encourages investors to review the Company’s financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to financial results, future performance, commercialization and plans to deploy our products and services, development of products and services, and the size and potential growth of current or future markets for its products and services. Forward-looking statements are based on the Company’s current beliefs and assumptions and on information currently available to the Company. These forward-looking statements involve significant known and unknown risks and uncertainties and other factors that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the ability to recognize the anticipated benefits of the business combination; the Company’s ability to grow and manage growth profitably; the success, cost and timing of the Company’s product and service development activities; the potential attributes and benefits of the Company’s products and services; the degree to which our products and services are accepted by healthcare practitioners and patients for their approved uses; the Company’s ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company’s ability to identify, in-license or acquire additional technology; the Company’s ability to maintain its existing license, manufacture, supply and distribution agreements; manufacturing and supply of the Company’s products; the Company’s ability to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently marketing or developing; changes in applicable laws or regulations; the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company’s products and services and reimbursement for medical procedures conducted using its products and services; the Company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; the Company’s financial performance; the Company’s ability to raise financing in the future; and other risks and uncertainties indicated from time to time in the Company’s most recent Annual Report on Form 10-K, as amended, or in subsequent filings that it makes with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions you not to place undue reliance upon any forward-looking statements, which speak only as of the date of this press release. The Company does not undertake or accept any obligation or undertake to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Investors
Heather Getz
hgetz@butterflynetinc.com

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Revenue:
Product	$12,656	$14,413	$50,263	$47,868
Software and other services	6,327	4,574	23,127	14,697
Total revenue	18,983	18,987	73,390	62,565
Cost of revenue:
Product	7,323	8,218	26,804	29,308
Software and other services	2,104	887	7,126	2,238
Loss on product purchase commitments	—	2,342	—	13,965
Total cost of revenue	9,427	11,447	33,930	45,511
Gross profit (loss)	9,556	7,540	39,460	17,054
Operating expenses:
Research and development	19,124	20,002	89,121	74,461
Sales and marketing	12,437	15,054	59,888	49,604
General and administrative	26,997	17,789	83,471	85,717
Total operating expenses	58,558	52,845	232,480	209,782
Loss from operations	(49,002)	(45,305)	(193,020)	(192,728)
Interest income	1,810	834	3,384	2,573
Interest expense	—	(6)	(2)	(651)
Change in fair value of warrant liabilities	11,979	30,567	20,859	161,095
Other income (expense), net	1,484	(1,257)	98	(2,577)
Loss before provision for income taxes	(33,729)	(15,167)	(168,681)	(32,288)
Provision for income taxes	(26)	49	42	121
Net loss and comprehensive loss	$(33,703)	$(15,216)	$(168,723)	$(32,409)
Net loss per common share attributable to Class A and B common stockholders, basic and diluted	$(0.17)	$(0.08)	$(0.84)	$(0.19)
Weighted-average shares used to compute net loss per share attributable to Class A and B common stockholders, basic and diluted	200,797,928	198,004,664	199,848,386	173,810,053

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	December 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$162,561	$422,841
Marketable securities	75,250	—
Accounts receivable, net	14,685	11,936
Inventories	59,970	36,243
Current portion of vendor advances	35,182	27,500
Prepaid expenses and other current assets	9,489	13,384
Total current assets	357,137	511,904
Property and equipment, net	31,331	14,703
Non-current portion of vendor advances	—	12,782
Operating lease assets	21,567	24,083
Other non-current assets	7,535	8,493
Total assets	$417,570	$571,965
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,211	$5,798
Deferred revenue, current	15,856	13,071
Accrued purchase commitments, current	2,146	5,329
Accrued expenses and other current liabilities	26,116	25,631
Total current liabilities	51,329	49,829
Deferred revenue, non-current	4,957	5,476
Warrant liabilities	5,370	26,229
Accrued purchase commitments, non-current	—	14,200
Operating lease liabilities	29,966	27,690
Other non-current liabilities	588	850
Total liabilities	92,210	124,274
Commitments and contingencies
Stockholders’ equity:
Class A common stock $.0001 par value; 600,000,000 shares authorized at December 31, 2022 and 2021; 174,459,956 and 171,613,049 shares issued and outstanding at December 31, 2022 and 2021, respectively	17	17
Class B common stock $.0001 par value; 27,000,000 shares authorized at December 31, 2022 and 2021; 26,426,937 shares issued and outstanding at December 31, 2022 and 2021	3	3
Additional paid-in capital	921,278	874,886
Accumulated deficit	(595,938)	(427,215)
Total stockholders’ equity	325,360	447,691
Total liabilities and stockholders’ equity	$417,570	$571,965

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(168,723)	$(32,409)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,935	2,090
Write-down of vendor advance	—	2,300
Non-cash interest expense on convertible debt	—	389
Write-down of inventories	783	889
Stock-based compensation expense	42,531	47,798
Change in fair value of warrant liabilities	(20,859)	(161,095)
Other	615	1,900
Changes in operating assets and liabilities:
Accounts receivable	(3,063)	(6,127)
Inventories	(24,510)	(11,285)
Prepaid expenses and other assets	3,819	(10,669)
Vendor advances	5,100	(2,621)
Accounts payable	1,216	(10,521)
Deferred revenue	2,266	7,314
Accrued purchase commitments	(17,383)	(23,063)
Change in operating lease assets and liabilities	2,257	1,901
Accrued expenses and other liabilities	901	4,022
Net cash used in operating activities	(169,115)	(189,187)

Cash flows from investing activities:
Purchases of marketable securities	(75,534)	(1,019,003)
Sales of marketable securities	—	1,017,010
Purchases of property and equipment, including capitalized software	(18,302)	(7,877)
Sales of property and equipment	57	—
Net cash used in investing activities	(93,779)	(9,870)

Cash flows from financing activities:
Proceeds from exercise of stock options and warrants	2,982	21,707
Net proceeds from equity infusion from the Business Combination	—	548,403
Payment of loan payable	—	(4,366)
Other financing activities	(101)	(52)
Net cash provided by financing activities	2,881	565,692
Net (decrease) increase in cash, cash equivalents and restricted cash	(260,013)	366,635
Cash, cash equivalents and restricted cash, beginning of period	426,841	60,206
Cash, cash equivalents and restricted cash, end of period	$166,828	$426,841

BUTTERFLY NETWORK, INC.

ADJUSTED GROSS PROFIT AND ADJUSTED GROSS MARGIN

(In thousands)

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Revenue	$18,983	$18,987	$73,390	$62,565
Cost of revenue	9,427	11,447	33,930	45,511
Gross profit (loss)	9,556	7,540	39,460	17,054

Gross margin	50.3%	39.7%	53.8%	27.3%

Add:
Write-down of inventories	783	—	783	582
Warranty liability policy change	—	—	—	(560)
Adjusted gross profit	$10,339	$7,540	$40,243	$17,076

Adjusted gross margin	54.5%	39.7%	54.8%	27.3%

Depreciation and amortization	$1,207	$245	$3,328	$536
% of revenue	6.4%	1.3%	4.5%	0.9%
Loss on product purchase commitments	—	2,342	—	13,965
% of revenue	0.0%	12.3%	0.0%	22.3%

BUTTERFLY NETWORK, INC.

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Included on the condensed consolidated statements of operations and comprehensive loss as:	Three months ended December 31,		Year ended December 31,
		2022	2021	2022	2021
Net loss	Net loss	$(33,703)	$(15,216)	$(168,723)	$(32,409)
Interest income	Interest income	(1,810)	(834)	(3,384)	(2,573)
Interest expense	Interest expense	—	6	2	651
Change in fair value of warrant liabilities	Change in fair value of warrant liabilities	(11,979)	(30,567)	(20,859)	(161,095)
Other expense (income), net	Other income (expense), net	(1,484)	1,257	(98)	2,577
Provision for income taxes	Provision for income taxes	(26)	49	42	121
Stock-based compensation	Cost of revenue, R&D, S&M and G&A	15,102	9,029	42,531	47,798
Depreciation and amortization	Cost of revenue, R&D, S&M and G&A	1,869	670	5,935	2,090
Write-down of inventories	Cost of revenue	783	—	783	582
CEO transition costs	G&A	1,769	—	1,769	5,398
Reduction in force related severance and benefits	R&D, S&M and G&A	151	—	1,980	—
Warranty liability policy change	Cost of revenue	—	—	—	(560)
Transaction bonus and fees	R&D, S&M and G&A	—	—	—	1,653
Adjusted EBITDA		$(29,328)	$(35,606)	$(140,022)	$(135,767)

Loss on product purchase commitments	Cost of revenue	$—	$2,342	$—	$13,965